UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): March 24, 2009
INCOME OPPORTUNITY REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)	Effective at the close of business on March 24, 2009, R. Neil Crouch II resigned as a Director of and as Chairman of the Board of Income Opportunity Realty Investors, Inc. (the “Company,” or the “Issuer,” or the “Registrant”). Mr. Crouch had been a director of the Company since August 2006 and Chairman of the Board of the Company since February 23, 2007. Mr. Crouch, age 57, previously was Executive Vice President and Chief Financial Officer of the Company from September 17, 2004 to December 16, 2005 when he resigned to pursue other opportunities. At the time of his resignation as a Director and Chairman of the Board, Mr. Crouch had no disagreement with the Registrant on any matter relating to the registrant’s operations, policies or practices.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: March 26, 2009	INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Accounting Officer

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